UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

CAMPBELL SOUP COMPANY

(Name of the Registrant as Specified In Its Charter)

THIRD POINT LLC

DANIEL S. LOEB

THIRD POINT PARTNERS QUALIFIED L.P.

THIRD POINT PARTNERS L.P.

THIRD POINT OFFSHORE MASTER FUND L.P.

THIRD POINT ULTRA MASTER FUND L.P.

THIRD POINT ENHANCED LP

THIRD POINT ADVISORS LLC

THIRD POINT ADVISORS II LLC

FRANCI BLASSBERG

MATTHEW COHEN

SARAH HOFSTETTER

MUNIB ISLAM

LAWRENCE KARLSON

BOZOMA SAINT JOHN

KURT SCHMIDT

RAYMOND SILCOCK

DAVID SILVERMAN

MICHAEL SILVERSTEIN

GEORGE STRAWBRIDGE, JR.

WILLIAM TOLER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

☒	No fee required.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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@ThirdPointLLC issued Tweets stating:

Worth a watch! Last night’s @MadMoneyOnCNBC ep saw @jimcramer recommend a $CPB shareholder VOTE the WHITE CARD for our nominees. http://bit.ly/MadMoneyOct25 (SEC Legend: http://bit.ly/SEC_Legend)

Regarding Campbell Soup Company Mr. Cramer stated:

“Really hard to do a worse job than what they are doing now. These guys are working overtime to do a bad job. Therefore I think what would be better is to go with Loeb. I think Campbell’s people should rethink their view and say you know what Mr. Loeb your people can do a better job than we have because we have been terrible stewards of this great American company.”

FICTION #1: $CPB’s total shareholder return is not as bad as it appears. See all the fictions squashed here http://bit.ly/2O0DDHR. It’s time to #RefreshTheRecipe (SEC Legend: http://bit.ly/SEC_Legend)

FICTION #2: Industry woes are entirely to blame for $CPB’s terrible performance. See all the fictions squashed here bit.ly/2O0DDHR. It’s time to #RefreshTheRecipe (SEC Legend: http://bit.ly/SEC_Legend)

Permission to use quotations in this filing neither sought nor obtained.

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IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto and on October 9, 2018 filed Supplement No. 2 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.